WARRANT AGREEMENT

      1. A warrant (the "Warrant") to acquire 97,500 shares (hereinafter referred to as "Shares") of no par value Common Stock of DCX, Inc. (the "Company") is hereby granted to;

      GERALD ALEXANDER (hereinafter referred to as the "Holder"), (Name of warrant holder)

subject in all respects to the terms and conditions as are set forth herein.

      2. Certificates for the shares of Common Stock acquired upon exercise of this Warrant Agreement (the "Agreement") will be delivered to the Holder by the Company at the Company's expense within a reasonable time after this Warrant has been so exercised. Each stock certificate so delivered will be in such denominations of Common stock as may be requested by the Holder and will be registered in the name of the Holder.

      3. All shares of Common Stock issued upon exercise of this warrant will, upon issuance, be duly authorized, validly issued, fully-paid and nonassessable and free from all preemptive rights of any shareholder and free of all taxes, liens and charges with respect to the issue thereof. The Company will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of effecting the exercise of this Agreement, such number of its shares of Common Stock as from time to time are sufficient to effect the full exercise of this Agreement. The Company will take all such action as may be necessary to assure that such securities may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of any domestic securities exchange upon which the Common Stock may be listed.

      4. The Warrant exercise price as determined by the Board of Directors of the Company (the "Board") is $1.875 per share.

      5. This Warrant may not be exercised after August 1, 2000 and may be exercised in whole or in part at any time during such term, in accordance with the terms and conditions set forth herein.

      6. The Warrant may be exercised by delivering to the Treasurer of the
Company:

      a. A Notice and Agreement of Exercise of Warrant, substantially in the form attached, specifying the number of Warrant Shares to be purchased.

      b. Full payment of the Warrant price for the underlying shares to be purchased in the form of a written cancellation by Holder of accounts payable by the Company to Holder for the full amount of the exercise price.

      7. COMPLIANCE WITH SECURITIES ACT. The Holder of this Warrant, by acceptance hereof, agrees that this Warrant and the shares of Common Stock to be issued upon exercise hereof are being acquired for investment and that it will not offer, sell or otherwise dispose of this Warranty or any shares of Common Stock to be issued upon exercise hereof except under circumstances which will not result in a violation of the Securities Act of 1933, as amended (the "Act"). Upon exercise of this Warrant, the Holder hereof shall, if requested by the company, confirm in writing, in a form satisfactory to the Company, that the shares of Common Stock so purchased are being acquired for investment and not with a view toward distribution or resale. This Warrant and all shares of Common Stock issued upon exercise of this Warrant (unless registered under the Act) shall be stamped or imprinted with a legend substantially in the following form:

      THE SECURITIES REPRESENTED BY THIS WARRANT HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED UNLESS THE REGISTRATION PROVISIONS OF SUCH ACT HAVE BEEN COMPLIED WITH OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT THE PROPOSED TRANSACTION WILL NOT VIOLATE FEDERAL OR STATE SECURITIES LAWS.

      8. Subject to the provisions of Section 8, this Warrant is exchangeable, without expense, at the option of the Holder, upon presentation and surrender hereof to the Company or at the office of its stock transfer agent, if any, for other warrants of different denominations, entitling the Holder or Holders thereof to purchase in the aggregate the same number of Shares purchasable hereunder. Upon surrender of this Warrant to the Company or at the office of its stock transfer agent, if any, and funds sufficient to pay any transfer tax, the Company shall, without charge, execute and deliver a new Warrant in the name of the assignee designated in writing by Holder and this Warrant shall promptly be canceled. This Warrant may be divided or combined with other Warrants that carry the same rights upon presentation hereof at the office of the Company or at the office of its stock transfer agent, if any, together with a written notice specifying the names and denominations in which new Warrants are to be issued and signed by the Holder hereof.

      9. Governing Law. This Agreement will be construed and enforced in accordance with, and the rights of the parties will be governed by, the laws of the State of Colorado without regard to conflict of laws principals.

Issue Date:  October 24, 1997

                               DCX, Inc.


                               -----------------------------------------------
                               By:  Frederick G. Beisser
                                   Vice President - Finance & Administration
                                   and Secretary

                            WARRANT EXERCISE NOTICE

The undersigned hereby notifies DCX, Inc. (the "Company") of its election to exercise its warrant to purchase 97,500 shares of Company Common Stock.

Accompanying this notice is payment in the amount of $                in payment
                                                      ---------------
for this exercise at the warrant exercise price of $1.875 per share.

The undersigned agrees with all the provisions of the Warrant Agreement dated October 24, 1997.

For:  Gerald Alexander


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(Signature of Holder exercising)



-------------------------------------
(address of Holder)




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(city, state and zip code)






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



                            AGREEMENT OF THE HOLDER

The Holder acknowledges the receipt of the Warrant Agreement, and represents to DCX, Inc. that it understands the terms and conditions set forth therein and accepts the same.


For:  Gerald Alexander

By:
   ----------------------------------
   (Signature of Holder's Officer)



-------------------------------------
(address)




-------------------------------------
(city, state and zip code)







                                     -4-